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

                                        Narrowstep Inc.
                                      List of Subsidiaries

-------------------------- ------------------- --------------------------------- ----------
Subsidiary                  Jurisdiction of     Name Under which Subsidiary Does  Status
                            Incorporation or    Business
                            Organization
-------------------------- ------------------- --------------------------------- ----------
Narrowstep Ltd.             England and Wales   Narrowstep Ltd.                   Active
-------------------------- ------------------- --------------------------------- ----------
Sportshows Television Ltd.  England and Wales   Sportshows Television Ltd.        Active
-------------------------- ------------------- --------------------------------- ----------
RigTV LLP                   England and Wales   RigTV LLP                         Inactive
-------------------------- ------------------- --------------------------------- ----------
HighTV Ltd.                 England and Wales   HighTV Ltd.                       Inactive
-------------------------- ------------------- --------------------------------- ----------
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